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                                                                    Exhibit 99.2
                                                                       Exhibit I


                  Management's Assertion Concerning Compliance
                      with USAP Minimum Servicing Standards

March 23, 2004

As of and for the year ended December 31, 2003, The CIT Group/Equipment Financing, Inc. (the "Company"), a wholly-owned subsidiary of CIT Group Inc., has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP"), to the extent the procedures in such are applicable to the servicing obligations set forth in the Servicing Agreements. During the year ended December 31, 2003, certain instances of noncompliance with the standards occurred as noted below:

Delinquencies

Standard: Records documenting collection efforts shall be maintained during the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans including, for example, phone calls, letters and payment rescheduling plans in cases where the delinquency is deemed temporary (e.g., illness or unemployment).

There were certain instances whereby account collection efforts were not performed or maintained at least monthly. Management believes that the systemic collection process & strategies it employs provides maximum coverage of delinquent accounts and has implemented additional procedures to review documentation regarding collection efforts.


As of and for this same period, CIT Group Inc. had in effect a financial institution bond, computer crime policy and error and omissions policy in the following amounts:

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            Insurance Type                             Coverage
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
Financial institution bond                            $60 million
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Computer crime policy                                 $60 million
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Errors and omissions                                  $10 million
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






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/s/ Roy Keller, Jr.
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Roy Keller, Jr.
President
The CIT Group/Equipment Financing, Inc.

/s/ Willis Stoddard
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Willis Stoddard
Executive Vice President
The CIT Group/Equipment Financing, Inc.

/s/ Frank Flournoy
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Frank Flournoy
Senior Vice President & Chief Financial Officer
The CIT Group/Equipment Financing, Inc.